Exhibit 99.1

Contact:Sonja K. McClelland

Executive Vice President, Treasurer & Chief Financial Officer

317-293-5309

Hurco Companies, Inc. Announces Quarterly Cash Dividend

(INDIANAPOLIS, IN) September 15, 2022 — Hurco Companies, Inc. (Nasdaq Global Select Market: HURC), an international industrial technology company, announced today that its Board of Directors approved the payment of a cash dividend of $0.15 per share on its issued and outstanding common stock.  The dividend will be paid on October 17, 2022, to shareholders of record as of the close of business on October 3, 2022.

Future declarations of dividends are subject to approval of the Board of Directors and may be adjusted as business needs or market conditions change.

Hurco Companies, Inc. is an international, industrial technology company that sells its three brands of computer numeric control (“CNC”) machine tools to the worldwide metal cutting and metal forming industry. Two of the Company’s brands of machine tools, Hurco and Milltronics, are equipped with interactive controls that include software that is proprietary to each respective brand. The Company designs these controls and develops the software. The third brand of CNC machine tools, Takumi, is equipped with industrial controls that are produced by third parties, which allows the customer to decide the type of control added to the Takumi CNC machine tool. The Company also produces high-value machine tool components and accessories and provides automation solutions that can be integrated with any machine tool.  The end markets for the Company's products are independent job shops, short-run manufacturing operations within large corporations, and manufacturers with production-oriented operations.  The Company’s customers manufacture precision parts, tools, dies, and/or molds for industries such as aerospace, defense, medical equipment, energy, transportation, and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan, Italy, the U.S., and China, and sells its products through direct and indirect sales forces throughout the Americas, Europe, and Asia. The Company has sales, application engineering support, and service subsidiaries in China, England, France, Germany, India, Italy, the Netherlands, Poland, Singapore, the U.S., and Taiwan. Web Site: www.hurco.com

Certain statements in this news release are forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the impact of the COVID-19 pandemic and other public health epidemics on the global economy, the cyclical nature of the machine tool industry, changes in general economic and business conditions that affect demand for our products, the risks of our international operations, governmental actions and initiatives, including import and export restrictions and tariffs, fluctuations in foreign currency exchange rates, innovations by competitors, the United Kingdom’s withdrawal from the European Union (Brexit), our ability to develop new products and expand product offerings, the ability to protect our intellectual property, quality and delivery performance by our vendors, increases in prices of raw materials, loss of key personnel, our ability to effectively integrate acquisitions, failure to comply with data privacy and security regulations, breaches of our network and system security measures, obsolescence of inventory or impairment of assets due to changes in technology or market demand, negative or unforeseen tax consequences, changes in the SOFR rate, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:Sonja K. McClelland

Executive Vice President, Treasurer & Chief Financial Officer

317-293-5309